UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2016

EVERGREEN-AGRA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53902	98-0460379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19800 MacArthur suite 300, Irvine CA, USA 92612
(Address of Principal Executive Offices) (Zip Code)

604.764.7646

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Effective October 21, 2016, Mr. Jonas LaForge was appointed Chief Operating Officer of the Company. Mr. LaForge was also appointed a director of the Company to fill a vacancy.

Dr. LaForge is an Advisory Board Member of several entities MMJ Phytotech since 2015; Naturosafe Medical Consulting since 2013; and Green Era Consulting during 2016. He has been the Secretary of CBL Enterprises LTD since 2105, and Medical Director of The Coliseum Medi-spa since 2014. Dr. LaForge was Chief Medical Officer – Aesthetic Division of YOLO Medical, Inc. form 2007 until 2013. Mr. LaForge earned a Bachelor of Science in Microbiology from Trinity Western University, Langley, B.C. in 1999 and a Doctorate of Naturopathy from Boucher Institute of Naturopathic Medicine, New Westminster, B.C. in 2005.

Appointment of Director

Effective October 21, 2016, the Board of Directors appoint Ryan Hamouth to fill a vacancy on the Board.

Mr. Hamouth 34 was born in West Vancouver, British Columbia and is presently a Canadian citizen and permanent resident of Vancouver, British Columbia. Mr. Hamouth’s professional career encompasses a strong background in corporate finance, operations, capital funding, corporate communications and market awareness for both public and private companies throughout the United States and Canada.

Mr. Hamouth is a highly regarded investment marketing professional. His direct, no-nonsense, results oriented approach with both junior and more senior issuer clients - is a testament to both his work ethic and successes to date. As well, Mr. Hamouth brings an extraordinary circle of industry contacts to the table, that can, and are regularly used on a project by project basis.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN-AGRA, INC.

Date: October 21, 2016	By:	/s/ Rene Hamouth
Rene Hamouth President / Chairman of the Board

3